EXHIBIT 11
              STATEMENT RE  COMPUTATION OF PER SHARE EARNINGS
              -----------------------------------------------
                           POLAROID CORPORATION
                COMPUTATION OF EARNINGS PER COMMON SHARE
                (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                         SECOND QUARTER, 1995




PRIMARY COMPUTATION
-------------------

Net earnings per statement of earnings                      $   22.9
                                                            ========
Weighted average number of common
shares outstanding                                              45.2

Weighted average number of common
stock equivalents                                                 .7
                                                            --------
Weighted average number of common
shares, as adjusted                                             45.9
                                                            ========

Primary earnings per common share                           $    .50
                                                            ========

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                 (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                             SECOND QUARTER, 1995


FULLY DILUTED COMPUTATION
-------------------------

Net  earnings  per statement  of  earnings                           $ 22.9

Add:  effect of elimination of after-tax interest expense
          on $140 million 8% convertible debentures                     1.7
                                                                     ------
Net earnings, as adjusted                                            $ 24.6
                                                                     ======
Weighted average number of common
shares outstanding used for primary computation                        45.2

Weighted average number of common
stock equivalents                                                        .9

Add:  effect of converting $140 million
      8% debentures into common stock                                   4.3 (A)
                                                                     ------
Weighted average number of common
shares, as adjusted                                                    50.4
                                                                     ======

Fully diluted earnings per common share                              $  .49
                                                                     ======



(A)Assumes conversion of $140 million 8% convertible debentures at a price of $32.50 per common share in accordance with the convertible debenture exchange agreement.

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
               (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                      SIX MONTHS ENDED July 2, 1995


PRIMARY COMPUTATION
-------------------

Net loss per statement of earnings                           $ (52.9)
                                                             --------
Weighted average number of common
shares outstanding                                              45.4

Weighted average number of common
stock equivalents                                                 --
                                                             -------
Weighted average number of common
shares, as adjusted                                             45.4
                                                             =======

Primary loss per common share                                $ (1.17)
                                                             ========

                           POLAROID CORPORATION
           COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                    (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                          SIX MONTHS ENDED JULY 2, 1995


FULLY DILUTED COMPUTATION
-------------------------


Net loss per statement of earnings                            $ (52.9)

Add:  effect of elimination of after-tax interest expense
      on $140 million 8% convertible debentures                    3.4
                                                              --------
Net earnings, as adjusted                                     $ (49.5)

Weighted average number of common
shares outstanding used for primary computation                  45.4

Weighted average number of common
stock equivalents                                                  .9

Add:  effect of converting $140 million
      8% debentures into common stock                              4.3 (A)
                                                                ------
Weighted average number of common shares
outstanding, as adjusted                                          50.6
                                                                ======

Fully  diluted  loss  per  common  share                       $ (.98) (B)
                                                                ======



(A) Assumes conversion of $140 million 8% convertible debentures at a price of $32.50 per common share in accordance with the convertible debenture exchange agreement.

(B) This computation is submitted as an exhibit to the Company's Form 10-Q in accordance with Regulation S-K item 601(b)(11), although presenting the computation is not in accord with paragraph 40 of APB Opinion 15 because the computation produces an antidilutive result.

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                           SECOND QUARTER, 1994

PRIMARY COMPUTATION
-------------------

Net earnings per statement of earnings                        $ 29.2
                                                              ======
Weighted average number of common
shares outstanding                                              46.6

Weighted average number of common
stock equivalents                                                 .4
                                                              ------
Weighted average number of common
shares, as adjusted                                             47.0
                                                              ======

Primary earnings per common share                             $  .62
                                                              ======

                           POLAROID CORPORATION
           COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
           (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                           SECOND QUARTER, 1994


FULLY DILUTED COMPUTATION
-------------------------

Net earnings per statement of earnings                         $ 29.2

Add:  effect of elimination of after-tax interest expense
      on $140 million 8% convertible debentures                   1.7
                                                               ------
Net earnings, as adjusted                                      $ 30.9
                                                               ======
Weighted average number of common
shares outstanding used for primary computation                  46.6

Weighted average number of common
stock equivalents                                                  .4

Add:  effect of converting $140 million
      8% debentures into common stock                             4.3 (A)
                                                               ------

Weighted average number of common shares
outstanding, as adjusted                                         51.3
                                                               ======

Fully diluted earnings per common share                        $  .60
                                                               ======


(A) Assumes conversion of $140 million 8% convertible debentures at a price of $32.50 per common share in accordance with the convertible debenture exchange agreement.

                            POLAROID CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                      SIX MONTHS ENDED July 3, 1994


PRIMARY COMPUTATION
-------------------

Net earnings per statement of earnings                        $ 30.6
                                                              ------
Weighted average number of common
shares outstanding                                              46.8

Weighted average number of common
stock equivalents                                                 .4
                                                              ------
Weighted average number of common
shares, as adjusted                                             47.2
                                                              ------

Primary earnings per common share                             $  .65
                                                              ======

                           POLAROID CORPORATION
           COMPUTATION OF EARNINGS PER COMMON SHARE (Continued)
           (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
                       SIX MONTHS ENDED JULY 3, 1994


FULLY DILUTED COMPUTATION
-------------------------


Net earnings per statement of earnings                         $ 30.6


Add:  effect of elimination of after-tax interest expense
      on $140 million 8% convertible debentures                   3.4
                                                               ------
Net earnings, as adjusted                                      $ 34.0
                                                               ======
Weighted average number of common
shares outstanding used for primary computation                  46.8

Weighted average number of common
stock equivalents                                                  .4

Add:  effect of converting $140 million
      8% debentures into common stock                             4.3 (A)
                                                               ------
Weighted average number of common shares
outstanding, as adjusted                                         51.5
                                                               ======

Fully diluted earnings per common share                        $  .66 (B)
                                                               ======


(A)Assumes conversion of $140 million 8% convertible debentures at a price of $32.50 per common share in accordance with the convertible debenture exchange agreement.

(B)This computation is submitted as an exhibit to the Company's Form 10-Q in accordance with Regulation S-K item 601(b)(11), although presenting the computation is not in accord with paragraph 40 of APB Opinion 15 because the computation produces an antidilutive result.